UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2016

PEABODY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri		63101-1826
(Address of Principal Executive Offices)		(ZIP Code)

Registrant’s telephone number, including area code: (314) 342-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Background

As previously disclosed, on April 13, 2016 (the “Petition Date”), Peabody Energy Corporation, a Delaware corporation (the “Company”) and a majority of the Company’s wholly owned domestic subsidiaries, as well as one international subsidiary in Gibraltar (collectively with the Company, the “Debtors”), filed voluntary petitions under Chapter 11 of Title 11 of the U.S. Code in the United States Bankruptcy Court for the Eastern District of Missouri (the “Bankruptcy Court”). The Debtors’ Chapter 11 cases (collectively, the “Chapter 11 Cases”) are being jointly administered under the caption In re Peabody Energy Corporation, et al., Case No. 16-42529.

In addition, as previously disclosed, on May 18, 2016, the Bankruptcy Court entered an order (the “DIP Final Order”) approving that certain Superpriority Secured Debtor-in-Possession Credit Agreement (as amended from time to time, the “DIP Credit Agreement”), dated April 18, 2016, between the Company, as borrower, Citibank, N.A., as administrative agent and the lender parties thereto on a final basis.

Amendment to DIP Credit Agreement and DIP Final Order

On December 14, 2016, the Bankruptcy Court approved a stipulation (the “Stipulation”) filed by the Company relating to (i) an amendment to the DIP Credit Agreement (the “DIP Amendment”) and (ii) an amendment to the DIP Final Order. The DIP Amendment removes any deadline in the DIP Credit Agreement by which the Debtors must file with the Bankruptcy Court a plan of reorganization or disclosure statement with respect thereto. The Stipulation amends the Final DIP Order to extend the Adequate Protection Milestones (as defined in the DIP Final Order) related to the Debtors’ continued use of Cash Collateral (as defined in the DIP Final Order), including an extension of the date on which the Debtors must file a plan of reorganization and related disclosure statement to December 21, 2016. As a result, the Company is required to file with the Bankruptcy Court a plan of reorganization and disclosure statement with respect thereto by December 21, 2016.

The foregoing description of the DIP Amendment is qualified in its entirety by reference to Amendment No. 6 to Superpriority Secured Debtor-In-Possession Credit Agreement, by and among the Company, Peabody Global Funding, LLC and certain Debtors parties thereto as guarantors, the lenders party thereto and Citibank, N.A., as administrative agent, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment No. 6 to Superpriority Secured Debtor-In-Possession Credit Agreement, by and among Peabody Energy Corporation, Peabody Global Funding, LLC and certain Debtors parties thereto as guarantors, the lenders party thereto and Citibank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

December 14, 2016	By:	/s/ A. Verona Dorch
Name: A. Verona Dorch Title: Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 6 to Superpriority Secured Debtor-In-Possession Credit Agreement, by and among Peabody Energy Corporation, Peabody Global Funding, LLC and certain Debtors parties thereto as guarantors, the lenders party thereto and Citibank, N.A., as administrative agent.